Exhibit 10.49

Dominion Resources, Inc.

2016 Base Salaries for Named Executive Officers*

The 2016 base salaries for Dominion’s named executive officers are as follows: Thomas F. Farrell II, Chairman, President and Chief Executive Officer – $1,509,701; Mark F. McGettrick, Executive Vice President and Chief Financial Officer – $854,201; David A. Christian, Executive Vice President and Chief Executive Officer – Energy Infrastructure Group – $683,456; Paul D. Koonce, Executive Vice President and Chief Executive Officer – Dominion Generation Group – $683,456; and David A. Heacock, President and Chief Nuclear Officer – Dominion Nuclear – $530,674.

* Effective March 1, 2016